SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 16, 2003

UNITEDHEALTH GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

Minnesota	0-10864	1-1321939
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                              (952) 936-1300

N/A
(Former name or former address, if changed since last report.)

Item 7. Financial Statements and Exhibits

(c) Exhibits

Number	Description

99	Press Release, dated April 16, 2003, issued by the Company

Item 9. Regulation FD Disclosure

The following information is furnished pursuant to Item 9, “Regulation FD Disclosure” and Item 12, “Disclosure of Results of Operations and Financial Condition.”

On April 16, 2003, UnitedHealth Group Incorporated (the “Company”) issued a press release discussing first quarter 2003 results. The press release is included as Exhibit 99 hereto. The press release contains forward-looking statements regarding the Company.

To supplement our consolidated financial results as determined by generally accepted accounting principles (GAAP), the press release also discloses the following non-GAAP information which management believes provides useful information to investors:

Certain account balances and financial measures have been presented in this earnings release excluding our AARP business. Management believes these disclosures are meaningful since underwriting gains or losses related to the AARP business are recorded as an increase or decrease to a rate stabilization fund (RSF) and the effects of changes in balance sheet amounts associated with the AARP program accrue to AARP policyholders through the RSF balance. Although the Company is at risk for underwriting losses to the extent cumulative net losses exceed the balance in the RSF, the Company has not been required to fund any underwriting deficits to date and management believes the RSF balance is sufficient to cover potential future underwriting or other risks associated with the contract.

Adjusted operating cash flows is presented in the earnings release to facilitate the comparison of cash flows from operating activities for quarterly periods in which the Company received more or fewer than three monthly premium payments from the Centers for Medicare and Medicaid Services (CMS). CMS is contractually obligated to pay their monthly premium on the first calendar day of the applicable month. If the first calendar day of the month falls on a weekend or a holiday, CMS pays the Company on the last business day of the preceding calendar month. As such, GAAP operating cash flows may vary depending upon the number of payments received by the Company from CMS during a particular quarter. Adjusted operating cash flows presents operating cash flows assuming that each monthly CMS premium payment was received on the first calendar day of the month.

CAUTIONARY STATEMENT FOR PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The Company and its representatives may from time to time make written and oral forward-looking statements, including statements in presentations, press releases, filings with the Securities and Exchange Commission, reports to shareholders and in meetings with analysts and investors. These statements may contain information about financial prospects, economic conditions, trends and unknown certainties. We caution that actual results could differ materially from those that management expects, depending on the outcome of certain factors. Any or all forward-looking statements we make may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Some factors that could cause actual results to differ materially from the forward-looking statements include:

•	increases in medical costs that are higher than anticipated in establishing our premium rates, including increased use of and cost of medical services;

•	increases in costs associated with increased litigation, legislative activity and government regulation and review of our industry, including costs associated with compliance with proposed legislation related to the Patients’ Bill of Rights, e-commerce activities and consumer privacy issues;

•	heightened competition as a result of new entrants into our market, mergers and acquisitions of health care companies and suppliers and expansion of physician or practice management companies;

•	events that may negatively affect our contract with AARP, including any failure on our part to service AARP customers in an effective manner and any adverse events that directly effect AARP or its business partners;

•	medical cost increases associated with our remaining Medicare+Choice operations;

•	significant reduction in customer retention; and

•	significant deterioration in economic conditions, including the effects of acts of terrorism, particularly bioterrorism.

This list of important factors is not intended to be exhaustive. A further list and description of these risks, uncertainties and other matters can be found in UnitedHealth Group’s reports filed with the Securities and Exchange Commission from time to time, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Except to the extent otherwise required by federal securities laws, in making these statements, we are not undertaking to address or update each statement in future filings or communications regarding our business or results, and are not undertaking to address how any of these factors may have caused results to differ from discussions or information contained in previous filings or communications.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2003

UNITEDHEALTH GROUP INCORPORATED

By:	/s/ David J. Lubben

David J. Lubben
General Counsel & Secretary

INDEX TO EXHIBITS

Number	Description

99	Press Release, dated April 16, 2003, issued by the Company